EXHIBIT INDEX

(d)(1) Investment Management Services Agreement, dated March 1, 2006, between Registrant, on behalf of RiverSource European Equity Fund and RiverSource International Opportunity Fund, and RiverSource Investments, LLC.

(d)(2) Form of Investment Management Services Agreement, amended and restated, between Registrant and RiverSource Investments, LLC.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated April 12, 2006.